UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2015

Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(713) 629-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item   5.07 Submission of Matters to a Vote of Security Holders.

Marathon Oil Corporation's annual meeting of stockholders was held on April 29, 2015.  In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934.  The voting results on the matters voted upon at the meeting, all of which are described more fully in our 2015 Proxy Statement, follow.

 1.  Each of our directors was elected for a term expiring in 2016.

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Gregory H. Boyce	497,709,787	18,429,721	1,710,246	71,465,754
Pierre Brondeau	494,992,337	21,122,898	1,734,519	71,465,754
Chadwick C. Deaton	460,439,032	55,271,397	2,139,325	71,465,754
Marcela E. Donadio	514,180,191	1,919,158	1,750,405	71,465,754
Philip Lader	502,412,398	13,709,311	1,728,045	71,465,754
Michael E. J. Phelps	511,820,635	4,301,272	1,727,847	71,465,754
Dennis H. Reilley	511,645,903	4,481,062	1,722,789	71,465,754
Lee M. Tillman	510,441,293	5,648,394	1,760,067	71,465,754

2.   PricewaterhouseCoopers LLP was ratified as our independent registered public accounting firm for 2015.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
578,910,430	8,536,039	1,869,039

3.   The compensation of our named executive officers was approved.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
477,588,668	37,306,039	2,955,047	71,465,754

4.   The stockholder proposal seeking approval of stockholders' rights to proxy access was approved.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
321,394,551	191,118,775	5,336,428	71,465,754

5.   The stockholder proposal seeking a report regarding climate change risk was not approved.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
160,670,197	281,853,477	75,326,080	71,465,754

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

April 30, 2015	By:	/s/ Gary E. Wilson

Name: Gary E. Wilson
Title: Vice President, Controller and Chief Accounting Officer